EXHIBIT 10.3
FORM
(employees, officers, directors, consultants and advisors)
Amended and Restated
PAR Technology Corporation
2015 Equity Incentive Plan

GRANT NOTICE – RESTRICTED STOCK AWARD
PAR Technology Corporation (the “Company”), hereby grants as of the Grant Date to the Participant the number of restricted shares (the “Restricted Stock”) of the Company’s common stock, par value $0.02 (the “Common Stock”) specified below (the “Award”). The Award is granted pursuant to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “Plan”) and is subject to the terms and conditions of this Grant Notice, the Restricted Stock Award Agreement attached to this Grant Notice as Appendix A (the “Award Agreement”), and the Plan (each as amended from time to time). The Plan is incorporated into and forms a part of this Grant Notice and the Option Award Agreement. In the event of any conflict between the Grant Notice or the Award Agreement on the one hand and the Plan on the other hand, the terms of the Plan shall control.

Name of the Participant:
Grant Date:
Number of shares of Restricted Stock:
Vesting Schedule:
Time-vesting. [●] shares of Restricted Stock shall vest in accordance with the following schedule, provided, the Participant is employed with or providing services to the Company or any of its subsidiaries or affiliates through the applicable Vesting Date:

Performance vesting. [●] shares of Restricted Stock shall vest in accordance with the following schedule, provided, (a) the performance target(s)* set forth in Schedule A for the applicable performance year(s) is achieved and (b) the Participant is employed with or providing services to the Company or any of its subsidiaries or affiliates through the applicable Vesting Date:

[*performance targets selected by the Committee for a performance year(s) might include (without limitation) profits or net income before taxes, revenue or revenue growth, earnings before interest, tax, depreciation, and amortization, earnings per share, total shareholder return either alone or relative to one or more stock market or financial indices, budget objectives, working capital, market share, customer and market reputation, increases in customer base or construct, measures of customer satisfaction, cost reductions, mergers, acquisitions or divestitures, productivity measures, or operating efficiencies.]

Change of Control (as defined in the Plan):
Death:
[Except as otherwise set forth in the specific Award] As an exception to the Vesting Schedule, in the event the Participant’s employment or service with the Company or any of its subsidiaries or affiliates is terminated due to the Participant’s death, all unvested time vesting shares of Restricted Stock shall immediately vest.

By execution of this Grant Notice, the Participant acknowledges that he or she has received and read the Award Agreement, the Plan, and this Grant Notice, and agrees to be bound by the terms and conditions of the Plan, the Award Agreement, and this Grant Notice. The Participant further acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice, or the Award Agreement, unless determined to be arbitrary or capricious or unlawful prior to a Change of Control. Upon or after the occurrence of a Change of Control, any decisions of the Committee or the Company with respect to this Grant Notice and Award Agreement shall be subject to de novo review and shall not be entitled to any special deference.
PAR Technology Corporation

By:_____________________________

Title:____________________________

Participant’s Signature

______________________________
Participation Signature

Schedule A
to Grant Notice
(Grant Date: [●])

Appendix A
Amended and Restated
PAR Technology Corporation
2015 Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT
This Restricted Stock Award Agreement applies to the Award of Restricted Stock evidenced by the Grant Notice to which this Award Agreement is attached, is incorporated into and forms a part thereof. Capitalized terms not specifically defined in this Award Agreement shall have the meanings specified in the Plan and the Grant Notice.

1. Award of Restricted Stock.

(a)    Award. PAR Technology Corporation (the “Company”) has granted to the Participant an Award of that number of shares of Restricted Stock (the “Shares”) specified in the Grant Notice.

(b)    Vesting Schedule. After the Grant Date, subject to termination or acceleration as provided in the Grant Notice, the Plan and this Award Agreement, the Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. There shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Date and all vesting shall occur only on the appropriate Vesting Date if the Participant is then employed or providing services to the Company or to any of its subsidiaries or affiliates (“Affiliate” means collectively, the Company’s subsidiaries and affiliates). Shares of Restricted Stock that have vested are referred to herein as “vested Shares.” Shares of Restricted Stock that are not vested and remain subject to the Restrictions set forth and defined in Section 2(a) and Section 2(c) are referred to herein as “unvested Shares.”

(c)    Book Entry Form; Certificates. At the sole discretion of the Company, the Shares will be issued in either: (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with such notations regarding the Restrictions and vesting requirements as the Company shall deem appropriate; or (ii) certificated form pursuant to the terms of Section 1(d).

(d)    Escrow. The Secretary of the Company or such other escrow holder as the Company may appoint shall retain physical custody of any certificates representing the Shares until the Restrictions lapse and the Shares become vested Shares; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to the Participant. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to affect any transfer of unvested forfeited Shares to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)    Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after vesting of any of the Shares pursuant to Section 1(b) and satisfaction of the conditions set forth in Section 2(d), the Company shall (as applicable) remove the notations on the vested Shares issued in book entry form or deliver to the Participant a certificate or certificates evidencing the number of vested Shares (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 8 of the Plan and Section 2(d) of this Agreement). The vested Shares so delivered shall no longer be subject to the Restrictions.

2. Restrictions.

(a)    Forfeiture. Notwithstanding anything to the contrary herein or in the Plan, and unless otherwise set forth in the Grant Notice, in the event the Participant’s employment or service is terminated for any reason, each unvested Share shall be automatically forfeited as of the effective date of such termination without payment of any consideration by the Company. For purposes of this Award Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 2(c) and the exposure to forfeiture set forth in this Section 2(a).

(b)    Lapse of Restrictions. The Restrictions shall lapse as to the Shares on each applicable Vesting Date.

(c)    Unvested Shares Not Transferable. Except as otherwise expressly permitted in Section 7.a. of the Plan, until the Restrictions lapse (and the Shares become “vested Shares”), the Shares (including any shares of Common Stock of the Company received by the Participant with respect to the Shares as a result of stock dividends, stock splits or any other form of recapitalization) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, by operation of law or otherwise (each of the forgoing individually or collectively, a “Transfer”).
(d)    Taxes. The Participant agrees, the Participant is responsible for the payment of all Federal, state, local and foreign income and employment taxes related to the vesting of the Shares or otherwise arising in connection with the Award and legally applicable to the Participant (“tax obligations”). The Participant acknowledges and agrees that the Company may refuse to deliver the vested Shares to Participant unless and until the Participant pays to the Company, or makes satisfactory arrangements (as determined by the Company) for payment of, the tax obligations, and that the Company has the right to deduct, retain or withhold from payments of any kind otherwise due or distributable to the Participant, including withholding otherwise deliverable Shares having an aggregate Fair Market Value sufficient to (but not exceeding) the tax obligations and, to the maximum extent permitted by law, to retain without notice from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax obligations that cannot be satisfied by the withholding of otherwise deliverable Shares.
3.    Rights as Stockholder; Dividends. The Participant shall have all voting rights as a stockholder of the Company with respect to the Shares as of the Grant Date. Notwithstanding the preceding sentence, the Participant shall be entitled to receive payment of any dividends declared and paid by the Company on its Common Stock on and after the Grant Date; provided that such dividends shall not be payable to the Participant with respect to any Shares unless and until the Restricted Stock with respect to which such dividends are payable become vested Shares (it being understood that no dividends will be paid with respect to Shares of Restricted Stock that do not vest).

4. General Provisions.

(a)    Section 83(b) Election. The Participant acknowledges that the Company has advised the Participant of the possibility of making an election under Section 83(b) of the Code with respect to the Award of the Shares and has recommended that the Participant consult a qualified tax advisor regarding the desirability of making such an election in light of the Participant’s individual circumstances. If the Participant makes an election under Section 83(b) of the Code (see Exhibit A), the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

(b)    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company.

(c)    No Rights to Continued Employment or Service or to Award. Nothing in the Plan or in this Award Agreement shall confer on the Participant any right to employment or continued service with the Company or its Affiliates, or interfere in any way with the right of the Company or its Affiliates to terminate or change the terms of the Participant's employment or service at any time.

(d)    Market “Stand-Off” Agreement. In the event the Company proposes to offer for sale to the public any of its equity securities and the Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of the Shares or other securities of the Company, then the Participant will promptly sign such agreement and will not sell or otherwise transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by the Participant during such period as is determined by the Company and the underwriter, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period. The market “stand-off” agreement established pursuant to this Section 8(d) shall survive termination or expiration of this Award Agreement.

(e)    Claw-Back of Performance Vesting Shares. The Shares which are subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and claw-back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
(f)     Injurious Conduct. If the Participant shall engage in Injurious Conduct as described in this Section 4(f), each unvested Share shall be automatically forfeited and the Award shall terminate as of such date and, the Committee may, in its sole discretion, require the Participant to return to the Company any vested Shares. If any vested Shares have been disposed of by the Participant, then the Company may require the Participant to pay to the Company the gross pre-tax proceeds received by the Participant on such disposition. For purposes of this Award Agreement, “Injurious Conduct” means: (i) “for Cause” conduct; and (ii) during the Participant’s employment or service with the Company or an Affiliate and thereafter, the Participant breaches any written confidentiality, non-solicitation, non-disparagement, or non-competition covenant with the Company or an Affiliate.
(g)     Governing Law and Construction. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions.

(h)    Spousal Consent. The Participant’s spouse has signed the Consent of Spouse attached to this Award Agreement as Exhibit B.

(i)    Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant's last address reflected on the Company's records. By a notice given pursuant to this Section 4(h), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed to have been adequately given if delivered in person or if given by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(j)    Severability. Wherever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Award Agreement.

EXHIBIT A
83(b) Election Form
The undersigned Taxpayer hereby elects under Section 83(b) of the Internal Revenue Code of 1986, as amended, and Section 1.83-2(a) of the Income Tax Regulations, to include in his/her gross income the excess of the Fair Market Value of the property described below over the amount paid therefor by the Taxpayer. In compliance with Reg. § 1.83-2(e) the Taxpayer provides the following information:

1.	The Taxpayer’s name, address and taxpayer identification number are as follows:
Name:
Address:
Taxpayer identification number:

1.
The property with respect to which this election is being made is: _________________ shares of common stock of PAR Technology Corporation, a Delaware corporation (the “Company”), $0.02 par value per share (the “Shares”).

2.	The date of the transfer of the Shares is _________, 20___. This election is made for the taxable year of the Taxpayer ending December 31, 20____.

3.	The nature of the restrictions to which the Shares are subject is as follows: The Shares may be forfeited if Taxpayer’s continuous service with the Company terminates.

4.	The Fair Market Value of such Shares at the time of transfer to the Taxpayer, determined without regard to any lapse restrictions as defined in Reg. § 1.83-3(i), is ____________ per share.

5.	The amount paid for the Shares is $0 per share.

6.	A copy of this election has been furnished by personal delivery to the Company.

The date of this election is ___, 20__.

Taxpayer

EXHIBIT B

Spousal Consent

I, __________________________, spouse of __________________, have read and approve the Grant Notice and Restricted Stock Award Agreement (collectively, the “Agreement”) to which this Consent of Spouse is attached.

In consideration of PAR Technology Corporation’s issuance to my spouse of the shares of Restricted Stock set forth in the Agreement, I hereby appoint my spouse, as my attorney-in-fact in respect to the exercise of any rights under the Agreement and I agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or in any of the shares of Restricted Stock or Common Stock of PAR Technology Corporation issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Plan, the Restricted Stock Award Agreement, and the Grant Notice.

Date:________________________________

________________________________
Signature of Spouse